Exhibit 32

Section 906 Certification

Leslie H. Wexner, the Chairman and Chief Executive Officer, and V. Ann Hailey, the Executive Vice President and Chief Financial Officer, of Limited Brands, Inc. (the “Company”), each certifies that, to the best of his or her knowledge:

(i)	the Annual Report of the Company on Form 10-K dated March 31, 2006 for the fiscal year ended January 28, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the said Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE H. WEXNER
Leslie H. Wexner Chairman and Chief Executive Officer

/s/ V. ANN HAILEY
V. Ann Hailey Executive Vice President and Chief Financial Officer

Date: March 31, 2006